UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):	September 7, 2005

MERITAGE HOSPITALITY GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Michigan
(State or Other Jurisdiction
of Incorporation)

001-12319	38-2730460
(Commission File Number)	(IRS Employer Identification Number)

1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan 49525
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:                                      (616) 776-2600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant’s Certifying Accountant.

The Audit Committee of the Board of Directors of Meritage Hospitality Group Inc. (“Meritage”) determined, on behalf of the Company and its subsidiaries, to dismiss its independent auditors, Ernst & Young LLP (“Ernst & Young”), and to engage as its new independent auditors Plante & Moran, PLLC (“Plante & Moran”).

(a)	Dismissal of Former Accountants

(i)	The Audit Committee dismissed Ernst & Young on September 7, 2005.

(ii)	Ernst & Young’s reports on the financial statements for either of the last two fiscal years (i) did not contain an adverse opinion or disclaimer of opinion, and (ii) were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)	Pursuant to the Audit Committee Charter, the decision was made by the Audit Committee.

(iv)	During the last two fiscal years ended November 28, 2004, and the subsequent interim period prior to the date hereof, there were no disagreements between Meritage and Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with their report.

(v)	During the last two fiscal years ended November 28, 2004, and the subsequent interim period prior to the date hereof, there have been no “reportable events” with respect to Meritage as defined in Item 304(a)(1)(v) of Regulation S-K, other than in connection with the audit of, and the issuance of an unqualified report on, the consolidated financial statements for the year ended November 28, 2004, Ernst & Young identified certain deficiencies in the design and operation of internal controls related to accounting, analysis and documentation of income taxes, which collectively represented a material weakness in internal control over financial reporting. This reportable event was discussed between Meritage’s Audit Committee and Ernst & Young.

(vi)	On September 7, 2005, Meritage provided this Form 8-K to Ernst & Young requesting that it furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made in this Report (the “Response Letter”). Ernst & Young’s Response Letter is attached hereto as Exhibit 16.

(vii)	This change was based on numerous factors including the desire to reduce costs. The dismissal was in no way due to our dissatisfaction or any dispute with Ernst & Young, which we found to be both experienced and professional in our dealings.

(b)	New Independent Accountants

On September 7, 2005, the Audit Committee engaged the firm of Plante & Moran as Meritage’s independent auditors for the fiscal year ending November 27, 2005.

During our two most recent fiscal years and the subsequent interim period to the term of the engagement of Plante & Moran, we did not consult Plante & Moran regarding (i) the application of accounting principles to a specified transaction, either completed or contemplated, or (ii) the type of audit opinion that might be rendered on Meritage’s financial statements; and neither a written report was provided to Meritage nor oral advice was provided that Plante & Moran concluded was an important factor considered by Meritage in reaching a decision as to any accounting, auditing or financial reporting issue. In addition, during our two most recent fiscal years or subsequent interim period, we did not consult Plante & Moran on any matter that was the subject of a disagreement or a reportable event as defined in Item 304(a)(1) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits

16	Letter from Ernst & Young regarding change in independent auditors.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2005	MERITAGE HOSPITALITY GROUP INC. By: /s/Robert E. Schermer, Jr. —————————————— Robert E. Schermer, Jr. Chief Executive Officer